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Exhibit 5.1

BOSTON BRUSSELS CHICAGO FRANKFURT HAMBURG HONG KONG LONDON LOS ANGELES MILAN MOSCOW NEW JERSEY	Latham & Watkins ATTORNEYS AT LAW www.lw.com __________________	NEW YORK NORTHERN VIRGINIA ORANGE COUNTY PARIS SAN DIEGO SAN FRANCISCO SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

July 2, 2002

Cogent Communications Group, Inc.
1015 31st Street, NW
Washington, DC 20007

        Re:    Cogent Communications Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

        You have asked us to provide to you a legal opinion in connection with the registration for resale of 5,292,775 shares (the "Shares") of common stock of Cogent Communications Group, Inc. (the "Company"), par value $0.001 per share ("Common Stock"), under the Securities Act of 1933, as amended (the "Act") on Form S-1 filed with the Securities and Exchange Commission (the "Commission") January 30, 2002 (File No. 333-81718), as amended by Amendment No. 1 filed with the Commission on February 12, 2002, as amended by Amendment No. 2 filed with the Commission on February 13, 2002, and as amended by Amendment No. 3 filed with the Commission on the date hereof (collectively, the "Registration Statement").

        The Registration Statement discloses that (a) up to 244,828 of the Shares will be issued upon conversion of the 7.5% convertible subordinated notes due 2007 (the "Notes") of Allied Riser Communications Corporation ("Allied Riser"), a subsidiary of the Company following a merger (the "Merger") of a wholly owned subsidiary of the Company with and into Allied Riser as described in the Registration Statement, (such Shares the "Conversion Shares"), (b) up to 4,900,000 of the Shares may be issued as payment-in-kind of the interest on the Notes (the "PIK Right" and such Shares the "PIK Shares"), and (c) up to 47,947 of the Shares will be offered by four of the Company's stockholders who acquired such Shares in the Merger (such Shares the "Selling Stockholder Shares").

        In our capacity as your counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

555 Eleventh Street, N.W., Suite 1000 • Washington, D.C. 20004-1304
TELEPHONE: (202) 637-2200 • FAX: (202) 637-2201

LATHAM & WATKINS
Cogent Communications Group, Inc.
June 28, 2002

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that (a) upon conversion of the Notes and issuance and delivery of the Conversion Shares in accordance the terms of the Notes, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable, (b) upon the approval of the Company's board of directors of the exercise of the PIK Right for consideration to be received by the Company equal to or greater than the par value of the PIK Shares, any issuance of the PIK Shares in connection therewith will be duly authorized and validly issued, fully paid and non-assessable, and (c) the Selling Stockholder Shares are duly authorized, validly issued, fully paid and non-assessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading "Validity of Common Stock."

                      Very truly yours,

                      /s/ Latham & Watkins

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  Exhibit 5.1